UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 5, 2007

AMISH NATURALS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-50662	98-0377768
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8224 County Road 245, Holmesville, Ohio 44633
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (330) 674-0998

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 2.01 Completion of Acquisition or Disposition of Assets.

Assets of Prima Pasta, Inc.

On October 5, 2007, Amish Naturals, Inc. (“Amish Naturals”), completed the acquisition of substantially all the assets of Prima Pasta, Inc., a California corporation (“Prima Pasta”) pursuant to an Asset Purchase Agreement dated October 5, 2007 among Prima Pasta, Allam M. Karkafi, Larisa A. Karkafi (collectively, the “Sellers”), Amish Naturals and Amish Natural Sub, Inc., an Ohio corporation wholly-owned by Amish Naturals. Allam Karkafi and Larisa Karkafi are the shareholders of Prima Pasta. There is no material relationship between any of the Sellers and the registrant or any of its affiliates, or any director or officer of the registrant, or any associate of any such director or officer.

The assets of Prima Pasta were used in its business of manufacturing, sale and distribution of artisan pasta. The assets purchased include but are not limited to inventory, intellectual property, customer lists, vendor lists, all transferable franchises, approvals, permits, licenses, registrations, certificates, and similar rights obtained from governmental bodies and all goodwill and other intangible assets associated with the purchased assets.

The purchase price of the assets was $450,000, payable as follows: Credit of $100,000 as repayment of a Secured Promissory Note of Prima Pasta dated July 19, 2007; Payment by Amish Naturals of $103,273.88 of bank indebtedness on behalf of the Sellers; and $246,726.12 paid to the Sellers at closing.

Assets of Schlabach Amish Wholesale Bakery, LLC

On October 10, 2007, Amish Naturals completed the acquisition of substantially all the assets of Schlabach Amish Wholesale Bakery, LLC, an Ohio limited liability company (“Schlabach”), pursuant to an Asset Purchase Agreement dated October 10, 2007 among Schlabach, Vickie Moser (the sole member of Sclabach), Amish Naturals and Amish Natural Sub, Inc., an Ohio corporation wholly-owned by Amish Naturals. Amish Naturals also acquired Schlabach’s manufacturing facility from Vickie Moser and her husband, Mark Moser. There is no material relationship between Mrs. Moser and the registrant or any of its affiliates, or any director or officer of the registrant, or any associate of any such director or officer.

The assets of Schlabach were used in its business of manufacturing, sale and distribution of a large variety of all-natural gourmet foods, featuring proprietary Amish recipes for granola, nutritional bars, and other whole grain cereal products. The assets purchased include but are not limited to the manufacturing facility, inventory, intellectual property, customer lists, vendor lists, all transferable franchises, approvals, permits, licenses, registrations, certificates, and similar rights obtained from governmental bodies and all goodwill and other intangible assets associated with the purchased assets.

The purchase price of the assets was $250,000 paid to Schlabach at closing. The purchase price of the manufacturing facility was $50,000 paid to Mr. and Mrs. Moser at closing.

Item 9.01 Financial Statements and Exhibits.

(a)     Financial statements of businesses acquired.

To the extent required by this Item, the Company will file an amendment to this Current Report on Form 8-K to include the financial statements required by this Item not later than December 19, 2007, which is the 71st day following the date this Form 8-K was required to be filed.

(b)     Pro forma financial information.

To the extent required by this Item, the Company will file an amendment to this Current Report on Form 8-K to include the pro forma financial information required by this Item not later than December 19, 2007, which is the 71st day following the date this Form 8-K was required to be filed.

(c)     NA

(d)     Exhibits

10.17	Asset Purchase Agreement with Prima Pasta, Inc. dated October 1, 2007
10.18	Asset Purchase Agreement with Schlabach Amish Bakery, LLC dated October 15, 2007
10.19	Real Estate Purchase Agreement with Vickie and Mark Moser dated October 15, 2007
99.1	Amish Naturals, Inc. Press Release dated October 9, 2007
99.2	Amish Naturals, Inc. Press Release dated October 16, 2007

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 15, 2007	AMISH NATURALS, INC. /s/ David C. Skinner, Sr. David C. Skinner, Sr. President and Chief Executive Officer